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                                                                   Exhibit 99(j)


                          Independent Auditors' Consent


To the Shareholders and Board of Trustees of Consulting Group Capital Markets Funds:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated October 12, 2001, on the statements of assets and liabilities for Consulting Group Capital Markets Funds ("Fund") as of August 31, 2001, and the related statements of operations, the statements of changes in net assets, and the financial highlights for the periods indicated in the Annual Report. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

                                                           KPMG LLP

New York, New York
December 21, 2001